EXHIBIT 23





DELOITTE
& TOUCHE




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-55623, 333-12997 and 333-89965 of The L.S. Starrett Company on Form S-8 of our report dated August 2, 2002 appearing in this Annual Report on Form 10-K of The L.S. Starrett Company for the year ended June 29, 2002.


S/DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 16, 2002